Exhibit 10.15

CONSTRUCTION NOTE

Note Date: April 24, 2008	$9,000,000.00
Maturity Date: February 26, 2010

FOR VALUE RECEIVED, HIGHWATER ETHANOL, LLC, a Minnesota limited liability company (“BORROWER”), promises to pay to the order of First Bank & Trust in care of FIRST NATIONAL BANK OF OMAHA (“BANK”) at its principle office in Omaha, Nebraska and in its capacity as the ADMINISTRATIVE AGENT for the BANKS under the AGREEMENT (as defined below), the principal sum of Nine Million and No/100 Dollars ($9,000,000.00), or the amount shown on BANK’s records to be outstanding, plus interest (calculated on the basis of actual days elapsed in a 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below.  Absent manifest error, BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This CONSTRUCTION NOTE is executed pursuant to a Construction Loan Agreement (“LOAN AGREEMENT”) between BORROWER and BANKS dated of even date herewith.  All capitalized terms not otherwise defined in this CONSTRUCTION NOTE shall have the meanings provided in the LOAN AGREEMENT.

INTEREST ACCRUAL.  Interest on the principal amount outstanding on the CONSTRUCTION LOAN shall accrue at the rate provided for in the LOAN AGREEMENT.  Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed, and will adjust monthly as described in the LOAN AGREEMENT.

REPAYMENT TERMS.  Until the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, interest only shall be payable monthly, commencing June 8, 2008.  On the CONSTRUCTION LOAN TERMINATION DATE applicable to this CONSTRUCTION NOTE, all principal and accrued interest shall be due and payable.  The LOAN AGREEMENT describes the TERM NOTES that may be used by BORROWER to pay this CONSTRUCTION NOTE.

PREPAYMENT.  The LOAN AGREEMENT contains provisions regarding prepayment.

ADDITIONAL TERMS AND CONDITIONS. The LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this CONSTRUCTION NOTE by reference.  BORROWER agrees to pay all costs of collection, including reasonable attorneys’ fees and legal expenses incurred by BANK if this CONSTRUCTION NOTE is not paid as provided above.  This CONSTRUCTION NOTE shall be governed by the substantive laws of the State of Nebraska, exclusive of its choice of laws principles.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR.  BORROWER and any other person who signs, guarantees or endorses this CONSTRUCTION NOTE, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this CONSTRUCTION NOTE.

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Executed as of the Note Date first above written.

HIGHWATER ETHANOL, LLC, a Minnesota limited liability company

	By:	/s/ Brian Kletscher
Brian Kletscher, President